Exhibit 4.5
Dated September 27, 2007
COUNTRY STYLE COOKING RESTAURANT CHAIN CO., LTD.
SHAREHOLDERS’ AGREEMENT
PAUL, HASTINGS, JANOFSKY & WALKER
22nd Floor
Bank of China Tower
1 Garden Road
Hong Kong

TABLE OF CONTENTS

1. Definitions and Interpretation	1

2. Financial Statements and Reports and Information and Inspection Rights	7

3. Election of Directors; Management	8

4. Right of Participation	9

5. Right of First Refusal; Co-Sale Right	11

6. Representations and Warranties; Covenants and Undertakings	17

7. Demand Registration	21

8. Piggyback Registration	24

9. Expenses of Registration	26

10. Termination of Registration Rights	27

11. Registration Procedures and Obligations	27

12. Information Furnished by Holder	28

13. Indemnification	28

14. Lock-Up or Market Standoff	31

15. No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Shares	32

16. Reports Under the Exchange Act	33

17. Transfer of Rights	33

18. Legend; Stop Transfer Instructions	34

19. Covenants	34

20. Board Committees	39

21. Miscellaneous	40

22. Confidentiality and Announcements	43

i

EXECUTION COPY
COUNTRY STYLE COOKING RESTAURANT CHAIN CO., LTD.
SHAREHOLDERS’ AGREEMENT
     THIS SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made as of September 27, 2007, by and among:
1.	Country Style Cooking Restaurant Chain Co., Ltd. an exempted company incorporated under the laws of the Cayman Islands (the “Company”);

2.	Growing Rich Limited a limited liability company incorporated in Hong Kong (“Growing Rich”);

3.	Chongqing Growing Rich Country Style Cooking Management Co., Ltd. a wholly foreign-owned enterprise registered in Chongqing, PRC (the “WFOE”);

4.	Chongqing Country Style Cooking Restaurants Chain Co., Ltd. a domestic-funded enterprise established under PRC laws with limited liability (the “Founder Co”);

5.	LI Hong (PRC ID No. 510202196807080920);

6.	ZHANG Xingqiang (PRC ID No. 110103196601100910) (together with LI Hong, the “Founders”, and each a “Founder”);

7.	SIG China Investments One, Ltd., an exempted company incorporated in the Cayman Islands (“SIG”); and

8.	Sequoia Capital China II, L.P., an exempted limited partnership registered in the Cayman Islands (“Sequoia”).
     (the foregoing parties collectively, the “Parties”, and each a “Party”).
RECITALS
A. The Parties entered into a Subscription Agreement dated as of September 26, 2007 (the “Subscription Agreement”), pursuant to which the Company issued and the Investors subscribed 24,000,000 Series A Shares of the Company.
B. In connection with the issuance and subscription of the Series A Shares of the Company, the Parties desire to enter into this Agreement.
THE PARTIES AGREE AS FOLLOWS:

1.	Definitions and Interpretation

1.1	Definitions. For purposes of this Agreement the following terms have the following meanings:

“Adherence Deed” means an adherence deed in the form attached hereto as EXHIBIT B.

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and in the case of an Investor shall include (a) any Person who holds Shares as a nominee for such Investor, (b) any shareholder of such Investor, (c) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof, (d) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (e) the relatives of any individual referred to in (c) above, and (f) any trust Controlled by or held for the benefit of such individuals.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Blue Sky” means the laws or statutes of any state of the United States of America or any other jurisdiction regulating the sale of corporate securities within that state or jurisdiction.

“Board” means the Company’s board of Directors as constituted from time to time.

“Business Day” means any day, excluding Saturdays and Sundays, on which banks in Hong Kong, Chongqing, PRC, and the State of New York, U.S.A. are generally open for business.

“Commission” means the United States Securities and Exchange Commission, as constituted from time to time, or any successor agency charged with administering the Securities Act and/or the Exchange Act.

“Compulsory Payment Amount” has the meaning set forth in the Memorandum of Association and Articles of Association of the Company.

“Control” with respect to any third Person shall be deemed to exist in favor of any Person (a) when such Person holds at least 20 per cent. of the outstanding voting securities of such third Person and no other Persons owns a greater number of outstanding voting securities of such third Person or (b) over other members of such Person’s immediate family. Immediate family members include, without limitation, a Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Co-Sale Investors” means Investors exercising the Co-Sale Right, and Co-Sale Investor means any one of them.

“Co-Sale Right” has the meaning set forth in Section 5.2 of this Agreement.

“Co-Sale Ratio” with respect to a Co-Sale Investor, means the ratio of (a) the number of Ordinary Share Equivalents owned by such Co-Sale Investor on the date of the Transfer Notice to (b) the total number of Ordinary Share Equivalents owned by the Transferring Shareholder and all the Co-Sale Investors on the date of the Transfer Notice.

“Covenantors” means the Group Companies and the Founders, and “Covenantor” means any of them.

“Damages” has the meaning set forth in Section 13.1 of this Agreement.

“Directors” means the directors of the Company, and “Director” means any one of them.

“ESOP” means the stock incentive plan of the Company approved from time to time in accordance with this Agreement and the Memorandum of Association and Articles of Association of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Form F-3” means Form F-3 issued by the Commission or any substantially similar form then in effect.

“Founders” has the meaning set forth in the Recitals, and “Founder” means any one of them.

“Group” or “Group Companies” means the Company, the WFOE, Growing Rich, Founder Co and their respective Subsidiaries from time to time, and “Group Company” means any one of them.

“Holder” means any holder of outstanding Registrable Securities.

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.

“Initiating Holders” means Holders who in the aggregate hold at least 50 per cent. of the Registrable Securities.

“Investor Consent” means, at the time of its determination, the prior written consent of Investors holding a majority of the Series A Shares in aggregate, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series A Shares which must include the consent of the Investor Representatives.

“Investor Representatives” means SIG Representative and Sequoia Representative.

“Investors” means SIG and Sequoia, and “Investor” means any one of them.

“Issuance Notice” has the meaning set forth in Section 4.2 of this Agreement.

“New Securities” means any share capital of the Company (including reissued shares), whether authorized or not, and any rights, options, or warrants to purchase share capital of the Company, any notes, debentures, preferred stock or shares and securities of any type whatsoever that are ultimately, or may become, convertible into capital stock of the Company issued (or, pursuant to Article 16(c) of the Memorandum and Articles, deemed to be issued) by the Company. “New Securities” does not include: (a) Ordinary Shares issued upon conversion of Preferred Shares; (b) securities issued as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to Article 16(g) or Article 16(h) of the

Memorandum and Articles, (c) securities offered to the public pursuant to a registration statement or registered prospectus in respect of a Qualified IPO, or (d) securities or share capital issued to all Shareholders pro rata without consideration pursuant to a stock dividend, stock split, or similar transaction.

“Ordinary Share Equivalents” means the number of issued and outstanding Ordinary Shares, and Ordinary Shares into which issued and outstanding Preferred Shares and other securities are convertible.

“Ordinary Shareholders” means the holders of Ordinary Shares.

“Ordinary Shares” means the ordinary shares of the Company.

“Person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, excluding (solely for purposes of this Agreement) the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“Preferred Shares” means Series A Shares.

“Prohibited Transfer” has the meaning set forth in Section 5.6 of this Agreement.

“Pro Rata Ratio” with respect to any Investor, means the ratio of: (a) the total number of Ordinary Share Equivalents held by that Investor to (b) the total number of Ordinary Share Equivalents held by all Investors.

“Pro Rata Share” with respect to any Investor, means the ratio of: (a) the total number of Ordinary Share Equivalents held by that Investor (assuming the conversion of all outstanding Preferred Shares) immediately before the proposed allotment and issue of New Securities to (b) the total number of Ordinary Share Equivalents held by all Shareholders of the Company (assuming the conversion of all outstanding Preferred Shares to Common Shares and the exercise of all options outstanding) immediately before the proposed allotment and issue of New Securities.

“Qualified IPO” means the closing of the Company’s first firm commitment, underwritten public offering of Ordinary Shares or securities representing Ordinary Shares in connection with which Ordinary Shares or such securities (or the shares of a company of which the Company is a wholly owned subsidiary established for the purpose of listing (the “Listco”)) is listed and becomes publicly traded on an internationally recognized securities exchange (including the Stock Exchange of Hong Kong) or the NASDAQ National Market or the issue or transfer of shares in a company whose shares are listed on an internationally recognized stock exchange (including the Stock Exchange of Hong Kong) or on NASDAQ National Market for which shares approval for listing and trading has been duly obtained and which shares are issued or transferred in consideration of the acquisition of the Ordinary Shares of the Company or the shares of the Listco, provided, however, (i) that such transaction or listing shall result in aggregate proceeds to the Company of at least US$60,000,000 (before deduction for underwriters’ commissions and expenses), (ii) that the market capitalization of the Company or the Listco immediately after such transaction or listing shall be at least US$300,000,000, and (iii) that such transaction or listing shall be acceptable to Shareholders holding a majority of the Series A Shares.

“Register”, “Registered”, and “Registration” means a registration of securities effected by preparing and filing a registration statement on Form F-1, S-1, SB-2, F-3 or S-3 in compliance with the Securities Act, or on any comparable form in connection with a registration in a jurisdiction other than the United States (a “Registration Statement”), and the declaration or ordering of the effectiveness of that Registration Statement by the Commission.

“Registrable Securities” means all Ordinary Shares not previously sold to the public but issued or issuable to the Investors including: (a) Ordinary Shares issuable upon conversion or exercise of any of the Preferred Shares; (b) Ordinary Shares issued pursuant to stock splits, stock dividends, and similar distributions to the Investors; and (c) any securities of the Company granted registration rights pursuant to Section 7 or 8 of this Agreement.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 7 or 8 of this Agreement, including, without limitation, all federal and state Registration, qualification, and filing fees, printing expenses, any fees, commissions, expenses and disbursements of underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public, fees and disbursements of counsel for the Company and one special counsel for all Holders (if different from counsel to the Company), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration, but excluding Selling Expenses.

“Registration Statement” has the meaning set forth in the definition of “Registration” above.

“Related Party” shall mean, with respect to any Person, (a) any Affiliate of such Person, (b) each Person that serves as a director, officer, partner, executor, or trustee of such Person (or in any other similar capacity), (c) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), (d) any Person that has direct or indirect beneficial ownership of voting securities or other voting interests representing at least 10 per cent. of the outstanding voting power or equity securities or other equity interests representing at least 10 per cent. of the outstanding equity interests (a “Material Interest”) in such Person, and (e) any Person in which such Person holds a Material Interest.

“Reserved Matters” has the meaning set forth in Section 19.1 of this Agreement.

“Right of First Refusal” has the meaning set forth in Section 5.1 of this Agreement.

“Right of Participation” has the meaning set forth in Section 4.1 of this Agreement.

“Rule [followed by a number]” means the Rule of the same number promulgated by the Commission under the Securities Act.

“Sale of the Company” means (a) the sale, lease or other disposition (in one or a series of related transactions) of all or substantially all of the Company’s assets to one Person or a group of Persons acting in concert (other than the Company or any of its Controlled Affiliates), including a sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, recapitalization, reclassification, reorganization or sale of all or substantially all of the assets or securities) which constitute all or substantially all of the consolidated assets or business of the Company, (b) the sale, exchange or transfer, in one or a series of related transactions, of a majority of the outstanding capital stock of the Company to one Person or a group of Persons acting in concert, under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding capital stock of the Company or the acquiring Person immediately following such transaction, or (c) a merger, consolidation, amalgamation, recapitalization, reclassification, reorganization or similar business combination transaction involving the Company under circumstances in which holders of a majority in voting power of the capital stock of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding capital stock of the Company, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

“Senior Manager” means, with respect to any Group Company, the chief executive officer of such company and any member of management reporting directly to the board of directors or chief executive officer, managing director, chairman or legal representative of such company.

“Sequoia Representative” has the meaning set forth in Section 3.1(a) of this Agreement.

“Series A Shares” means Series A redeemable convertible preferred shares of the Company.

“Shares” means any Ordinary Shares or Preferred Shares.

“Shareholders” means the holders of Shares, and “Shareholder” means any one of them.

“SIG Representative” has the meaning set forth in Section 3.1(a) of this Agreement.

“Stock” has the meaning set forth in Section 5.1 of this Agreement.

“Subsidiary” means, with respect to any Person that is not an individual, any corporation, partnership, or other entity, Controlled by such Person.

“Transaction Documents” has the meaning set forth in the Subscription Agreement.

“Transfer Notice” has the meaning set forth in Section 5.1 of this Agreement.

“Transferring Shareholder” has the meaning set forth in Section 5.1 of this Agreement.

“Underwriter’s Representative” has the meaning set forth in Section 7.5(a) of this Agreement.

1.2	Interpretation. In this Agreement, unless otherwise specified:
(a)	the headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement;

(b)	each reference to, and the definition of, any document shall be deemed to refer to such document as it may be amended from time to time in accordance with its terms;

(c)	all time and dates in this Agreement shall be Hong Kong time and dates except where otherwise stated;

(d)	each reference to a law or governmental approval shall be deemed to refer to such law or governmental approval as the same may be amended from time to time;

(e)	any reference to a Person (including any Party) in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any governmental entity, any Person succeeding to any of its functions and capacities;

(f)	defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neutral gender shall include all genders;

(g)	the words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”; and

(h)	references herein to Sections, Exhibits and Schedules are to sections and exhibits of and schedules to this Agreement.
2.	Financial Statements and Reports and Information and Inspection Rights.

2.1	Financial Statements and Reports to Shareholders. The Company covenants and agrees that, commencing on the date of this Agreement and ending upon a Qualified IPO, the Company shall deliver to each Investor, in English and in a form acceptable to such Investor:
(a)	within 90 days after the end of each fiscal year of the Group, an audited consolidated balance sheet of the Group as of the end of that year and audited consolidated statements of income, shareholders’

equity, and cash flow for that year, which year-end financial statements shall be detailed and shall be prepared in accordance with IFRS, consistently applied and accompanied by the opinion of a “big 4” firm of independent public accountants;

(b)	within 30 days after the end of each fiscal quarter of the Group, an unaudited consolidated quarterly income statement, balance sheet and cash flow statement of the Group, quarterly management review reports detailing certain operational performance indicators of the Group and a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year in a format acceptable to a majority of the Investors;

(c)	within 30 days after the end of each calendar month that is not also the end of a fiscal year or a fiscal quarter, unaudited management accounts of the Group;

(d)	at least 45 days prior to the end of each fiscal year of the Group, the annual consolidated budget of the Group for the next fiscal year;

(e)	promptly following the end of each quarter, copy of an updated capitalization table;

(f)	copies of all documents or other information sent by any Group Company to any shareholder of any Group Company; and

(g)	upon the written request of an Investor Representative, any other information as such Investor Representative may reasonably request.
2.2	Information and Inspection Rights.
(a)	The Company covenants and agrees that, commencing on the date of this Agreement and ending upon a Qualified IPO, for so long as any Investor holds any Preferred Shares and/or Ordinary Shares issued upon the conversion of such Preferred Shares, such Investor shall have the right to inspect the facilities, records and books of the Group Companies during normal business hours, which shall include the right, without limitation, to discuss the business, operations and financial condition of the Group Companies with their respective directors, officers, employees, accountants, legal counsel or investment bankers.

(b)	The Company shall deliver to each Investor copies certified true and complete by the Chief Executive Officer of (i) annual, quarterly and monthly financial statements, and other information as determined by the Board, (ii) 30 days prior to the end of each fiscal year, a comprehensive operating annual budget forecasting the Company’s revenue, expenses, and cash position on a month-to-month basis for the upcoming fiscal year, and (iii) promptly following the end of each quarter an up-to-date capitalization table.
3.	Election of Directors; Management.

3.1	Board Composition. The number of persons comprising the Board shall be no more than five (5). Each Covenantor agrees that, at each meeting of the shareholders of the Company called for the purpose of electing the Board, it shall vote all of its shares of the Company entitled to vote, and exercise any other rights or powers it has over the Company as follows:
(a)	Investor Representatives. SIG shall be entitled to nominate, and to remove from office and replace one (1) Director (the “SIG Representative”), and Sequoia shall be entitled to nominate, and to remove from office and replace one (1) Director (the “Sequoia Representative”, and collectively the “Investor Representatives”). The Investor Representatives shall have the right to appoint alternates or proxies to attend any meeting of the Board.

(b)	Ordinary Shareholders’ Representatives. The majority of the Ordinary Shareholders shall collectively be entitled to nominate, and to remove from office and replace three (3) Directors.
3.2	Expenses. The Board shall meet at least quarterly, unless otherwise agreed by a vote of the majority of Directors. The Company shall reimburse each Investor Representative for all reasonable expenses incurred by such Investor Representative relating to Board activities, including but not limited to reasonable travel expenses incurred to attend Board meetings, up to US$10,000 per annum with respect to all Directors appointed by each Investor, provided that such expenses are incurred within the territory of PRC.

3.3	Insurance; Indemnification.
(a)	If the Board so requires, the Company shall:
(i)	purchase and, at all times, maintain for the benefit of each Investor Representative and his alternate, insurance against liability for negligence (including gross negligence), default (including willful default), breach of duty and breach of trust for an aggregate insured amount of not less than US$1,000,000; and

(ii)	deliver to each Investor Representative a copy of the policy documents in relation to such insurance.
(b)	The Company shall indemnify and hold harmless each Investor Representative and his alternate, to the fullest extent permissible by law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Investor Representative or his alternate as a result of any act, matter or thing done or omitted to be done by him in good faith in the course of acting as a Director or alternate Director, as applicable, of the Company, by delivering to such Investor Representative or his alternate, at the time of appointment as a Director or an alternate Director, a deed of indemnity duly executed by the Company substantially in the form attached hereto as EXHIBIT A.
4.	Right of Participation.

4.1	Right of Participation and Right of Oversubscription With Respect to New Securities. Subject to the provisions of Sections 4.2 and 4.3, the Company grants to each Investor the right of participation (the “Right of Participation”) to purchase its Pro Rata Share of New Securities which the Company may, from time to time, propose to allot and issue and the right of oversubscription if any other Investor elects not to purchase its Pro Rata Share of such New Securities (the “Oversubscription Right”). The Company shall offer to the Investors for subscription their Pro Rata Share of the New Securities on the same terms and at the same price at which the Company proposes to allot and issue the New Securities. The New Securities which have not been accepted for subscription by the Investors who fail to exercise their rights of participation or fail to complete the purchase of their Pro Rata Shares shall first be offered to the Investors who have exercised their Oversubscription Rights within the Issuance Notice Period pro rata to the number of additional New Securities which such Investors have agreed to take up above their Pro Rata Shares provided that no Investor shall be obliged to purchase more New Securities above its Pro Rata Share than such additional New Securities it indicates its agreement to take up under this Section 4.1. Thereafter the Company shall have the right to sell all remaining New Securities pursuant to Section 4.3 of this Agreement.

4.2	Issuance Notice. In the event the Company proposes to issue New Securities, it shall give each Investor a written notice (the “Issuance Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and an offer for subscription the number of shares which that Investor is entitled to purchase pursuant to Section 4.1 of this Agreement, and a statement that each Investor shall have 20 days from the date of receipt of the Issuance Notice to accept the offer for subscription under the Issuance Notice (the “Issuance Notice Period”). Within the Issuance Notice Period, each Investor may elect to purchase its Pro Rata Share of the New Securities and to exercise its Oversubscription Right for the price and upon the terms specified in the Issuance Notice by: (a) giving written notice to the Company within the Issuance Notice Period, (b) forwarding payment for its Pro Rata Share of New Securities to the Company if immediate payment is required by the terms of the Issuance Notice, and (c) if the Oversubscription Right is exercised, the amount of additional New Securities it agrees to purchase above its Pro Rata Share.

4.3	Sale of New Securities. In the event an Investor fails to exercise its right of participation within the Issuance Notice Period and subject to the other Investors’ Oversubscription Rights, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within 60 days after the date of that agreement) to allot and issue the New Securities in respect of which the Investor’s rights were not exercised, at a price and upon general terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. In the event the Company has not sold the New Securities within this 90-day period (or allotted and issued New Securities in accordance with the foregoing within 60 days from the date of the agreement), the Company shall not thereafter allot or issue any New Securities without first offering the New Securities to each Investor in the manner provided above.

5.	Right of First Refusal; Co-Sale Right.

5.1	Right of First Refusal.
(a)	Subject to the provisions of this Section 5.1 and Sections 5.6 and 5.8 of this Agreement, if any Shareholder holding one per cent. or more of the Shares, other than an Investor (the “Transferring Shareholder”) proposes to sell or otherwise transfer any Shares or other voting securities (or securities convertible into or exchangeable for voting securities) of the Company now owned or subsequently acquired by the Transferring Shareholder (the “Stock”) or any interest therein to any Person then the Investors shall have a right of first refusal (the “Right of First Refusal”) to purchase the Stock proposed to be sold or otherwise transferred.

(b)	The Transferring Shareholder shall give a written notice (the “Transfer Notice”) to the Investors describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed by the Transferring Shareholder, accompanied by a written certification by such Transferring Shareholder that the proposed transferee is a bona fide purchaser and that the Transfer Notice constitutes a binding commitment of the Transferring Shareholder and the proposed transferee, with or without conditions, for the transfer of that Stock subject to the Right of First Refusal.

(c)	Each Investor shall then have the right to purchase its Pro Rata Ratio of the Stock subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery of a notice of exercise of its Right of First Refusal within 20 days after the date the Transfer Notice is delivered to the Investors.

(d)	To the extent any Investor elects not to exercise its Right of First Refusal with respect to its Pro Rata Ratio of the Stock subject to the Transfer Notice, the other Investors who have exercised their Right of First Refusal (the “Electing Investors”) shall have the additional right within 10 days after the expiration of the 30-day period specified above to buy its pro rata share of the Stock subject to the Transfer Notice with respect to which the Right of First Refusal has not been exercised (the “Unpurchased Stock”). For purposes of the preceding sentence, each Electing Investor’s pro rata share of the Unpurchased Stock shall be a fraction, the numerator of which shall be the number of Stock purchased by such Electing Investor pursuant to clause (c) of this Section 5.1 and the denominator of which shall be the total number of Stock purchased by all the Electing Investors pursuant to clause (c) of this Section 5.1; provided that no Electing Investor shall be obligated to purchase more Unpurchased Stock than it indicates its agreement to purchase under this clause (d).

(e)	If the purchase price for the Stock specified in a Transfer Notice is payable in securities or property other than cash (or evidence of cash indebtedness), the Electing Investors shall have the right to pay the purchase price in such securities or property (or in cash equivalent to the fair market value of such securities or property), and the Transferring Shareholder shall, before the dispatch of the Transfer Notice, appoint a third party valuer (the “Valuer”) approved in advance by the Electing Investors to determine such fair market value as at the latest practicable date prior to the Transfer Notice reasonably selected by the Valuer. The determination of such fair market value by the Valuer shall, in the absence of manifest error, be final and conclusive and shall be included in the Transfer Notice together with a copy of the report from the Valuer stating the basis for calculating such fair market value. The costs of appointing the Valuer shall be borne equally by the Transferring Shareholder on the one hand, and the Electing Investors on the other hand. The Valuer shall act as an expert and not as an arbitrator.
5.2	Right of First Refusal With Respect to Preferred Shares.
(a)	Investor Notice of Sale. No Investor (the “Selling Investor”) shall sell or transfer any Preferred Shares (or securities resulting from the conversion or exchange thereof) held by it (the “Investor Transfer Shares”) unless it first complies with this Section 5.2. The Selling Investor shall promptly give written notice (the “Investor Transfer Notice”) to the other Investors and the Founders, describing in reasonable detail the proposed sale or transfer including, without limitation, the number of Investor Transfer Shares, the nature of such sale or transfer, the consideration to be paid, and the name and the address of each prospective purchaser or transferee.

(b)	Reply Notice. Each Investor or Founder who wishes to purchase Investor Transfer Shares (an “Exercising Investor”) shall within 20 days from the date of receipt of the Investor Transfer Notice provide the Selling Investor with a written notice (a “Reply Notice”) specifying the maximum number of any Investor Transfer Shares which it irrevocably commits to purchase (the “Exercise Amount”). A failure by an Investor or Founder to respond within such 20-day period shall be deemed to constitute a decision by such Investor or Founder not to purchase any Investor Transfer Shares. For the avoidance of doubt, each Exercising Investor may specify in its Reply Notice an Exercise Amount higher or lower than its Proportionate Amount (as defined in clause (d) of this Section 5.2). The Investor Transfer Shares shall be allocated among the Exercising Investors (with rounding to avoid fractional shares) in proportion to their respective Proportionate Amounts and on the same material terms and conditions as specified in the Investor Transfer Notice PROVIDED THAT in no event shall an amount greater than an Exercising Investor’s Exercise Amount be allocated to such Exercising Investor.

(c)	Excess Investor Transfer Shares. Any Investor Transfer Shares not allocated to Exercising Investors pursuant to clause (b) of this Section 5.2 (“Excess Investor Transfer Shares”) shall be allocated among the Exercising Investors whose Exercise Amounts have not yet been satisfied pursuant to clause (b), in proportion to each Exercising Investor’s respective Excess Proportionate Amount (with rounding to avoid fractional shares); provided that in no event shall an Exercising Investor be required to purchase more Investor Transfer Shares pursuant to this clause (c) than the Exercise Amount specified by such Exercising Investor in its Reply Notice. The procedures set out in this clause (c) shall be repeated until the Exercise Amounts of all Exercising Investors have been satisfied or until all the Investor Transfer Shares have been fully allocated to the Exercising Investors, whichever occurs first.

(d)	Proportionate Amount. An Exercising Investor’s “Proportionate Amount” is equal to the product obtainable by multiplying (x) the total number of Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of all Ordinary Share Equivalents held by all the Exercising Investors (on an as converted basis) on the date of the Investor Transfer Notice.

(e)	Excess Proportionate Amount. An Exercising Investor’s “Excess Proportionate Amount” is equal to the product obtainable by multiplying (x) the total number of Excess Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of Ordinary Share Equivalents held, on the date of the Investor Transfer Notice, by all the Exercising Investors (on an as converted basis) whose Exercise Amount has not yet been satisfied after employing the procedures set out herein.

(f)	In the event the Investors other than the Selling Investor fail to agree to purchase all of the Investor Transfer Shares within the respective periods given above, the Selling Investor shall not be obligated to sell any of the Investor Transfer Shares to the Exercising Investors. The Selling Investor shall have 90 days from the date of delivery of the Investor Transfer Notice to sell the Investor Transfer Shares at the price and upon terms and conditions no more favorable to the transferee than specified in the original Investor Transfer Notice. In the event that the Selling Investor has not sold the Investor Transfer Shares within this 90-day period, the Selling Investor shall not thereafter sell any Shares without first offering such shares to the other Investors in the manner provided in this Section 2.2 above.
5.3	Co-Sale Right. If the Transferring Shareholder is an Ordinary Shareholder, then each Investor who does not exercise its Right of First Refusal pursuant to Section 5.1 above shall have the right, exercisable upon written notice to the Transferring Shareholder within 20 days after the date the Transfer Notice is delivered to the Investors, to participate in the sale of Stock on substantially the same terms and conditions as the Transferring Shareholder to the extent of that Investor’s Co-Sale Ratio with respect to its Stock (the “Co-Sale Right”), provided, however, such Co-Sale Right shall not apply to any sale of Stock to an Investor pursuant to the exercise of the Right of First Refusal of such Investor under Section 5.1, or the Right of First Refusal With Respect to Preferred Shares of such Investor under Section 5.2. Each notice of an exercise of the Co-Sale Right shall state the number of shares of Stock such

Investor wishes to sell under its Co-Sale Right. Any Investor may elect to sell all or some of the shares of Stock then held by such Investor up to that Investor’s Co-Sale Ratio with respect to its Stock. To the extent the Investors exercise their Co-Sale Right in accordance with the terms and conditions set forth in this Section 5.3, the Transferring Shareholder (i) may only sell its shares of Stock if the proposed transferee completes the purchase of the shares which the Investors seek to sell pursuant to the exercise of their Co-Sale Right, and (ii) shall, at the request of any Investor, reduce the number of shares of its Stock to be sold by the number of shares of Stock that such Investor wishes to sell under its Co-Sale Right.
(a)	Delivery of Certificates. The Investors shall effect their participation in the sale by promptly delivering to the Transferring Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Stock which the Investors elect to sell; provided that if an Investor elects to sell Preferred Shares under its Co-Sale Right, it shall convert such Preferred Shares into Ordinary Shares for transfer upon consummation of the sale. No Co-Sale Investor shall be required to give any representations or warranties to the purchaser other than a representation and warranty that such Stock is sold by such Co-Sale Investor as beneficial owner free from encumbrances and liens other than those under this Agreement, the Memorandum of Association and the Articles of Association of the Company.

(b)	Sales Proceeds. The stock certificate or certificates that the Investors deliver to the Transferring Shareholder pursuant to Section 5.3(a) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to substantially the same terms and conditions as specified in the Transfer Notice, and the Transferring Shareholder shall upon receiving the same from the prospective purchaser concurrently remit to each Investor that portion of the sale proceeds to which that Investor is entitled by reason of its participation in the sale. To the extent that any prospective purchaser or purchasers prohibits assignment or otherwise refuses to purchase shares or other securities from the Investors, the Transferring Shareholder shall not sell to the prospective purchaser or purchasers any Stock unless and until, simultaneously with the sale, the Transferring Shareholder purchases those shares or other securities from the Investors.
5.4	Sale by Transferring Shareholder. Subject to Section 5.7, if and to the extent that the Investors do not exercise their Right of First Refusal or their Co-Sale Right in aggregate with respect to the sale of all the Stock subject to the Transfer Notice within the relevant prescribed period, the Transferring Shareholder may, not later than 90 days following delivery to the Company and the Investors of the Transfer Notice, conclude a bona fide transfer of all of the Stock covered by the Transfer Notice on terms and conditions not more favorable to the transferee or transferor than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right of the Investors and shall require compliance by the Transferring Shareholder with the procedures described in this Section 5.

5.5	No Adverse Effect. The Investors’ exercise or non-exercise of the Right of First Refusal or the Co-Sale Right shall not adversely affect their rights to participate in subsequent transfers of Stock by the Transferring Shareholder subject to the provisions of this Section 5.

5.6	Prohibited Transfer. Subject to the terms of this Section 5.6 and Section 5.8, no Ordinary Shareholder shall transfer any of the Stock it holds as at the date hereof, nor transfer or dispose of or create any Encumbrance over any such Stock, without the prior written consent of Investors representing a majority of the Preferred Shares, or securities resulting from the conversion or exchange of such Preferred Shares and as adjusted for stock splits, stock dividends, reverse stock splits and the like. In the event a Transferring Shareholder sells any Stock in contravention of the Right of First Refusal or the Co-Sale Right of the Investors (a “Prohibited Transfer”), each Investor, in addition to other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 5.7 below, and the Transferring Shareholder shall be bound by the applicable provisions of that put option.

5.7	Remedies. In the event of a Prohibited Transfer, the Investors shall have the right to sell to the Transferring Shareholder the type and number of shares of Stock equal to the number of shares of stock the Investors would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Agreement (the “Put Option”). This sale shall be made on the following terms and conditions:
(a)	the price per share at which the Stock is to be sold to the Transferring Shareholder shall be equal to the price per share paid in the Prohibited Transfer;

(b)	the Transferring Shareholder shall reimburse the Investors for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors’ rights under this Section 5;

(c)	within 60 days after the earlier of the dates on which the Investors (i) receive notice of the Prohibited Transfer, or (ii) otherwise become aware of the Prohibited Transfer, the Investors shall, if exercising the Put Option created by this Section 5.7, deliver to the Transferring Shareholder the certificate or certificates representing the Stock to be sold, each certificate to be properly endorsed for transfer;

(d)	the Transferring Shareholder shall, upon receipt of the certificate or certificates for the Stock to be sold by the Investors, pursuant to this Section 5.7, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 5.7(b), in cash or by other means acceptable to the Investors; and

(e)	notwithstanding the foregoing, the Company agrees it will not effect any attempt by the Transferring Shareholder to transfer Stock in violation of this Section 5 nor will it treat any alleged transferee as the holder of the Stock purported to be transferred in violation of this

Section 5, unless the Put Option is completed pursuant to this Section 5.7.
5.8	Certain Permitted Transfers. The restrictions or requirements set forth in Sections 5.1 through 5.7 with respect to transfers of Shares shall not, subject to any applicable law, apply to:
(a)	any transfer by any Shareholder who is a natural person:
(i)	to a legal representative of such Shareholder, if such Shareholder becomes incapacitated, or upon the death of such Shareholder;

(ii)	by will, the laws of intestacy or the laws of descent or survivorship; or

(iii)	any sale or transfer of Shares to the Company or an entity designated by the Company pursuant to a repurchase right or right of first refusal of the Company in the event of a termination of an employment or consulting relationship with a Group Company; or

(iv)	pursuant to a court order upon the termination of a marital relationship of such Shareholder; or
(b)	any transfer by an Investor to its Affiliates.

(any permitted transferee thereunder, a “Permitted Transferee”)
Provided, however, that in the case of any transfer described in any of sub-paragraphs (a) and (b) above:
(A)	each Permitted Transferee shall have executed and delivered to the Company and the other Shareholders, as a condition precedent to any such transfer or acquisition of Shares, an Adherence Deed in the form of EXHIBIT B, and shall have submitted to the Company and the Investors such evidence as the Company and the Investors may reasonably request to demonstrate that such transferee qualifies as a Permitted Transferee; and

(B)	each Permitted Transferee shall remain qualified as a Permitted Transferee of the transferring Shareholder at all times following such transfer for as long as it continues to hold any Shares, failing which it shall transfer the Shares held by it to another Permitted Transferee reasonably satisfactory to the Company and the Investors.
5.9	Drag-Along.
(a)	At any time after the expiry of the 60th month from the date hereof, if the Company shall not have undergone an IPO or Sale of the Company, and (i) the holders of a majority of the Series A Shares, and (ii) the holders of a majority of the Ordinary Shares at a minimum price equal to US$200,000,000, being five times of the Series A financing fully-diluted post-money valuation of the Company (collectively, the

“Initiating Sellers”) approve a Sale of the Company (in either case an “Approved Sale”), at the request of the Initiating Sellers, each Shareholder shall approve, consent to and raise no objections to the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding capital stock of the Company (whether by merger, recapitalization, consolidation or sale or Transfer of shares or otherwise), then each Shareholder shall waive any dissenter’s rights, appraisal rights or similar rights in connection with such Sale of the Company and each Shareholder shall agree to sell its Shares on the terms and conditions approved by the Initiating Sellers. If the holders of a majority of the Series A Shares approve a Sale of the Company pursuant to this provision but the holders of a majority of the Ordinary Shares do not so approve, the holders of the Series A Shares shall have the right to sell all their Series A Shares to the holders of the Ordinary Shares pro rata at the price contemplated by any intending third party purchaser of the Company in such proposed Sale of the Company. Each Shareholder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including executing such agreements and instruments and taking such other actions as may be reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements, as the case may be, required for the consummation of such Approved Sale. In the event that any Shareholder fails for any reason to take any of the foregoing actions after reasonable notice thereof, such Shareholder hereby grants an irrevocable power of attorney and proxy to the Initiating Sellers or an assignee or designee of such Initiating Sellers to take all necessary actions and execute and deliver all documents deemed by such Person to be reasonably necessary to effectuate the terms of this Section 5.9. Subject to clause (c) of this Section 5.9, the restrictions on Transfers of Shares set forth in Sections 5.1, 5.2, 5.3, 5.4 and 5.8 shall not apply in connection with an Approved Sale, notwithstanding anything to the contrary in this Agreement.

(b)	The Initiating Sellers shall deliver written notice to each other Shareholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Drag-Along Notice”). Within 15 days following receipt of the Drag-Along Notice, each other Shareholder shall deliver to the Company written notice setting forth such Shareholder’s agreement to the Approved Sale and undertaking to raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of capital stock, to sell its Shares on the terms and conditions set forth in the Drag Notice, including delivery of certificates representing such Shareholder’s Shares (duly endorsed for transfer or accompanied by executed stock powers or transfer instruments therefor).
6.	Representations and Warranties; Covenants and Undertakings.

6.1	Restrictions on Transfer. Each Covenantor jointly and severally represents, warrants and undertakes to each Investor that, other than as provided under the Transaction Documents, it will not transfer, alienate or dispose of any share capital in any Group Company or otherwise create any Encumbrance on any share capital of any Group Company without the written consent of each Investor.

6.2	Key Person Insurance. At the request of SIG, the Company shall purchase and maintain key person insurance policies upon the life and against the disability of each Founder for such insured amounts, on such terms and for the benefit of such Persons as SIG may require. Each Founder agrees to cooperate fully in obtaining such insurance policies, including, without limitation, submitting himself to any physical or medical examination which the insurer or underwriter in respect of such policies may require, at such times and places as such insurer or underwriter may require.

6.3	Tax Covenants.
(a)	For purposes of paragraphs (a) through (d) of this Section 6.3:
(i)	“U.S. Investor” means (A) any Investor that is a United States person and (B) any Investor that is an entity treated as a foreign partnership for U.S. federal income tax purposes, one or more of the owners of which are United States persons; and

(ii)	“United States person” means any person described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”).
(b)	Classification for U.S. Tax Purposes. The Company will not take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not elect to be treated as an entity other than corporation for U.S. federal income tax purposes.

(c)	Passive Foreign Investment Company.
(i)	The Company will use, and will cause each direct and indirect subsidiary to use, commercially reasonable efforts to avoid classification as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current year or any subsequent year.

(ii)	The Company agrees to make available to any U.S. Investor upon request, the books and records of the Company and its direct and indirect subsidiaries, and to provide information to such U.S. Investor pertinent to the Company’s or any subsidiary’s status or potential status as a PFIC. Upon a determination by the Company, any U.S. Investor or any taxing authority that the Company or any direct or indirect subsidiary has been or is likely to become a PFIC, the Company will provide such U.S. Investor with all information reasonably available to the Company or any of its subsidiaries to permit such U.S. Investor to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election under Section

1295 of the Code), with respect to the Company or any of its direct or indirect subsidiaries, and comply with any reporting or other requirements incident to such election. If a determination is made by the Company, any U.S. Investor or any taxing authority that the Company is a PFIC for a particular year, then for such year and for each year thereafter, the Company will also provide each known Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and otherwise comply with applicable Treasury Regulation requirements. The Company will promptly notify the U.S. Investors of any assertion by the Internal Revenue Service that the Company or any of its subsidiaries is or is likely to become a passive foreign investment company.
(d)	Controlled Foreign Corporation. The Company shall: (A) furnish to each U.S. Investor upon its reasonable request, on a timely basis, and at the Company’s expense, all information necessary to satisfy the U.S. income tax return filing requirements of such U.S. Investor (and each “United States shareholder” of the Company as defined by Section 951(b) of the Code that owns a direct or indirect interest in such U.S. Investor (a “U.S. Shareholder”)) arising from its investment in the Company and relating to the Company’s classification as a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the Code; (B) use commercially reasonable efforts to avoid generating for any taxable year in which the Company is a CFC, amounts includible in the income of a U.S. Investor or U.S. Shareholder pursuant to Section 951 of the Code (a “Section 951 Inclusion”); and (C) if any U.S. Investor or U.S. Shareholder has a Section 951 Inclusion (determined solely by reference to outstanding Preference Shares) for any taxable year (such U.S. Investor or U.S. Shareholder, a “Taxable CFC Shareholder”), distribute cash pro rata with respect to each outstanding Preference Share so that the aggregate amount distributed to each Taxable CFC Shareholder equals 50 per cent. of the Section 951 Inclusion of such Taxable CFC Shareholder for such taxable year; and (ii) If the Company ceases to be a CFC at any time, the Company will provide prompt written notice to known U.S. Investors if at any time thereafter the Company becomes aware that it or any subsidiary has become a CFC. Upon written request of a U.S. Investor from time to time, subject to obtaining the consent of its shareholders to release such information, the Company will promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder sufficient for such U.S. Investor to determine whether the Company is a CFC.
6.4	Dealings with Government Officials. None of the Group Companies or any director, officer, agent, employee, or any other Person associated with or acting for or on behalf of the foregoing, will offer, pay, promise to pay, or authorize the payment of any money, or offer, give a promise to give, or authorize the giving of anything of value, to any Government Official, to any political party or official thereof or to any candidate for political office (or to any Person where the Group Company, such director, officer, agent, employee or other Person knows or is aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, political party, party official, or candidate for political office) for the purposes of:
(a)	influencing any act or decision of such Government Official, political party, party official, or candidate in his or its official capacity;

(b)	inducing such Government Official, political party, party official or candidate to do or omit to do any act in violation of the lawful duty of such Government Official, political party, party official or candidate;

(c)	securing any improper advantage; or

(d)	inducing such Government Official, political party, party official, or candidate to use his or its influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority, in order to assist any Group Company in obtaining or retaining business for or with, or directing business any Group Company.
6.5	Compliance with the laws of the PRC. Each Founder and each Group Company shall at all times comply with, and take all necessary steps to rectify any actual or potential conflicts or inconsistencies respecting any Founder or Group Company with, all applicable laws of the PRC, including all circulars, directives and notices issued by the PRC State Administration of Foreign Exchange () the PRC Ministry of Commerce () and other applicable departments, instrumentalities and bureaux of the government of the PRC.

6.6	Waiver of Business Opportunities.
(a)	Each Group Company acknowledges that the Investors are professional investment funds. The Investors or their respective Affiliates may from time to time have information on or knowledge of a business opportunity that a Group Company is financially able to undertake, is from its nature in the line or lines of one or more Group Company’s existing or prospective business and is a practical advantage to it, and is one in which a Group Company has an interest or reasonable expectancy (“Business Opportunity”). Such Business Opportunity may or may not be within the knowledge of an Investor Representative. Each Group Company irrevocably agrees that no Investor Representative shall be under any duty to disclose any Business Information to the Company or any other Group Company, or permit any Group Company to participate in any Business Opportunity, or to otherwise take advantage of any Business Opportunity, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Investors’ ability to benefit from information related to an actual or potential Business Opportunity or that would require the Investors or any Investor Representative to disclose any such information to any Group Company or offer any Business Opportunity to any Group Company. Each Covenantor hereby irrevocably agree that each Investor Representative shall be entitled to report all matters concerning the Group and its business (including but not limited to matters discussed at meetings of the Board or information provided to an Investor Representative in its capacity as such) to the Investor that appointed it.

(b)	The Investors and their respective Affiliates shall have the right to, and shall have no duty hereunder to refrain from, investing in or financing or becoming a stockholder or shareholder of other companies, corporations, business or enterprises that engage in the same or similar activities or lines of business as any Group Company or that does business with any potential or actual customer or supplier of any Group Company, or that employs or otherwise engages any officer or employee of any Group Company. To the fullest extent permitted by law, neither nor any Affiliate of the Investors nor any officer or director thereof shall be liable to any Group Company or its other stockholders or shareholders for breach of any fiduciary duty by reason of any such activities of the Investors or their respective Affiliates, or the participation therein by the Investors or any of their Affiliates. In the event that the Investors or any of their Affiliates acquires knowledge of a potential transaction or matter which may be a Business Opportunity for any Group Company, no Investor shall have any duty to communicate or present such Business Opportunity to the Group Company and shall not be liable to the Group Company or its other stockholders or shareholders for breach of any fiduciary duty as a Shareholder of the Company by reason of the fact that the Investors or any of their Affiliates pursues or acquires such Business Opportunity for itself, directs such Business Opportunity to another Person, or does not communicate information regarding such Business Opportunity to any Group Company.
7.	Demand Registration.

7.1	Request for Registration on Form Other Than Form F-3. Subject to the terms of this Agreement, in the event that the Company receives from the Initiating Holders at any time following the earlier to occur of (i) June 30, 2008, or (ii) six months after the closing of the Company’s initial public offering of Ordinary Shares under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form F-3 for an offering of the then outstanding Registrable Securities, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, effect the Registration of the Registrable Securities specified in the request, together with any Registrable Securities of any Holder in that request as are specified in a written request given within 20 days after written notice from the Company. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 7.1 after the Company has effected three Registrations pursuant to this Section 7.1 and each Registration has been declared effective. The substantive provisions of Section 7.5 shall be applicable to the Registration initiated under this Section 7.1.

7.2	Request for Registration on Form F-3. If any Holder requests that the Company file a Registration Statement on Form F-3 (or any successor form to

Form F-3, or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering of shares of Registrable Securities, the anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than US$500,000, and the Company is a registrant entitled to use Form F-3 or comparable form to Register the Registrable Securities for an offering, the Company shall cause those Registrable Securities to be Registered for the offering on that form and to cause those Registrable Securities to be qualified in jurisdictions as the Holder or Holders may request. The substantive provisions of Section 7.5 shall be applicable to each Registration initiated under this Section 7.2. Registrations on Form F-3 shall not be deemed to be demand Registrations as described in Section 7.1 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 7.2.

7.3	Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 7:
(a)	in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting that Registration, qualification, or compliance, unless the Company is already subject to service in that jurisdiction and except as may be required by the Securities Act or other applicable law in a jurisdiction other than the United States in which the Registration is being effected;

(b)	within six months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or a Registration from which the Registrable Securities of Holders have been excluded, with respect to all or any portion of the Registrable Securities the Holders requested be included in such Registration); or

(c)	if the Company furnishes to those Holders requesting Registration a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its shareholders for a Registration Statement to be filed at such time, then the Company’s obligation to file a Registration Statement shall be deferred for a period not to exceed 60 days from the receipt of the request to file the Registration by that Holder provided that the Company shall not exercise the right contained in this Section 7.3(c) more than once in any 12-month period and provided further, that during such 60-day period the Company shall not file a Registration Statement with respect to a public offering of securities of the Company.
7.4	Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of any Holder under this Section 7 may, subject to the provisions of Section 7.5, include Ordinary Shares of the Company other than Registrable Securities.

7.5	Underwriting in Demand Registration.

(a)	Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7, and the Company shall include that information in the written notice referred to in Section 7.1 or 7.2 of this Agreement. The right of any Holder to Registration pursuant to this Section 7 shall be conditioned upon that Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting. In such event, the Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the representative (the “Underwriter’s Representative”) of the underwriter or underwriters as set forth in Section 7.5(c).

(b)	Inclusion of Other Holders in Demand Registration. If the Company, officers or directors of the Company holding Ordinary Shares other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion of such Ordinary Shares or other securities in the Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of that Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, those officers or directors, and the holders of securities other than Registrable Securities that such Ordinary Shares or other securities be included in the underwriting and may condition that offer on the acceptance by those persons of the terms of this Section 7. If, however, the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, the Registration shall be treated as governed by Section 8 of this Agreement rather than this Section 7, and it shall not count as a Registration for purposes of this Section 7.

(c)	Selection of Underwriter in Demand Registration. The Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the Underwriter’s Representative of the underwriter or underwriters selected for the underwriting by the Holders of a majority of the Registrable Securities being Registered by the Initiating Holders and reasonably acceptable to the Company.

(d)	Marketing Limitation in Demand Registration. In the event the Underwriter’s Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all selling Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in that Registration held by those Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.5(d) shall be included in that Registration Statement.

(e)	Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in that Registration, disapproves of the terms of the underwriting, that person may elect to withdraw therefrom by written notice to the Company, the Underwriter’s Representative, and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.
7.6	Other Securities Laws in Demand Registration. In the event of any Registration pursuant to this Section 7, the Company shall Register and qualify the securities covered by the Registration Statement under the securities laws of any other jurisdictions in the United States of America, Europe, Hong Kong and Singapore as shall be appropriate for the distribution of the securities; provided, however, that: (a) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction; and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling shareholders.

7.7	Other Registration Rights. Each Covenantor hereby jointly represents and warrants to the Investors that the Company has not granted any rights to any shareholder or other person with respect to the Registration of securities of the Company. Without the prior written consent of Holders of a majority of the Registrable Securities, the Company covenants and agrees that it shall not hereafter grant any person any rights with respect to the Registration of securities of the Company which are on a parity with or superior to the rights granted hereunder.

8.	Piggyback Registration.

8.1	Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Ordinary Shares (either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than Holders exercising their demand rights pursuant to Section 7 of this Agreement)) (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, or a registration in which the only securities being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered), the Company shall: (a) at least 30 days prior to any such Registration, give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those securities under the applicable Blue Sky or other securities laws); and (b) include in that Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 30 days after delivery of the written notice from the Company. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8 prior to the effectiveness of such Registration whether or not any Holder has elected to include securities in such registration.

8.2	Underwriting in Piggyback Registration.
(a)	Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Registered public offering, involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8. In this event, the right of any Holder to Registration shall be conditioned upon the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting, to the extent provided in this Section 8. All Holders proposing to distribute their securities through the underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement with the Underwriter’s Representative for that offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 8.

(b)	Marketing Limitation in Piggyback Registration. In the event the Underwriter’s Representative advises the Holders seeking Registration of Registrable Securities pursuant to this Section 8 in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 8.2(c)) may:
(i)	in the case of the Company’s initial Registered public offering, exclude some or all Registrable Securities from the Registration and underwriting; and

(ii)	in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in the Registration and underwriting, to not less than 50 per cent. of the securities requested by such Holders to be included in the Registration.
(c)	Allocation of Shares in Piggyback Registration. In the event that the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 8.2(b), the number of shares to be included in the Registration shall be allocated among all other Holders and other holders of securities (other than Registrable Securities) requesting and legally entitled to include securities in that Registration, in the following order of priority:
(i)	first, to the Company, to the extent it is offering shares for its own account; and

(ii)	next, to Holders requesting inclusion of Registrable Securities in the offering, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) then held by such Holders respectively; and

(iii)	next, to holders of other securities of the Company requesting inclusion of such securities in the offering, in proportion, as nearly as practicable to the respective amounts of securities then held by such other holders respectively.
For any Registration subsequent to an initial public offering, the number of Registrable Securities that may be included in the Registration and underwriting under Section 8.2(b)(ii) shall not be reduced to less than 50 per cent. of the aggregate securities requested by Holders to be included in the Registration without the prior consent of at least a majority of the Holders who have requested their Registrable Securities be included in the Registration and underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 8.2(c) shall be included in the Registration Statement.

(d)	Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter’s Representative delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(e)	Not Demand Registration. Registration pursuant to this Section 8 shall not be deemed to be a demand Registration as described in Section 7 above. There shall be no limit on the number of times the Holders may request Registration of Registrable Securities pursuant to this Section 8.
9.	Expenses of Registration.
All Registration Expenses incurred in connection with Registrations pursuant to Sections 7.1, 7.2 and 8 shall be borne by the Company, and the Company shall bear the fees of a single counsel for the selling Shareholders in the Registrations. All Registration Expenses incurred in connection with any other Registration, qualification, or compliance, shall be apportioned among the Holders and other holders, including the Company, of the securities so Registered on the basis of the number of shares Registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 7 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear those expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one corresponding Registration pursuant to Section 7 provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such Registration and have withdrawn their request for Registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such Registration shall not constitute the use of a demand Registration pursuant to Section 7.1. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

10.	Termination of Registration Rights.
The rights to cause the Company to Register securities granted under Sections 7 and 8 and to receive notices pursuant to Section 8 of this Agreement, shall terminate, with respect to each Holder on the date five years after a Qualified IPO or the Company’s initial public offering of securities pursuant to a Registration Statement, or with respect to each Holder, if that Holder is eligible to sell all of that Holder’s Registrable Securities either (i) under Rule 144 within any three-month period without volume limitations, or (ii) under Rule 144(k), or (iii) with respect to each Holder’s right with respect to Registration of Registrable Securities in any jurisdiction other than the United States, if that Holder is eligible to sell all of its Registrable Securities under a provision of that jurisdiction’s securities laws comparable to Rule 144 or 144(k).
11.	Registration Procedures and Obligations.
Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall as expeditiously as practicable:
(a)	Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States) a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to 180 days, or if earlier, until the distribution contemplated by the Registration has been completed;

(b)	Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States), amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act (or other applicable law in a jurisdiction other than the United States) with respect to the disposition of all securities covered by the Registration Statement;

(c)	Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by the Securities Act (or other applicable law in a jurisdiction other than the United States), and any other documents as they may request in order to facilitate the disposition of Registrable Securities owned by them;

(d)	Otherwise use its best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to the securities holders, as soon as practicable, an earnings statement covering the period of at least 12 months after the effective date of such Registration Statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158;

(e)	Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities or Blue Sky laws of any other jurisdictions as shall be requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such states or jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, those expenses shall be payable pro rata by selling shareholders;

(f)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering. Each Holder participating in the underwriting shall also enter into and perform its obligations under such an agreement;

(g)	Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)	Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration;

(i)	Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a “comfort” letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and satisfactory to a majority in interests of the Holders requesting Registration, addressed to the underwriters, if any, and to Holders requesting Registration of Registrable Securities.

(j)	Take all action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are then traded.
12.	Information Furnished by Holder.
It shall be a condition precedent of the Company’s obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request.
13.	Indemnification.

13.1	Company‘s Indemnification of Holders. To the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each person controlling that Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, “Damages”) to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration, qualification, or compliance, and the Company shall reimburse each Holder, each underwriter, and each person who controls any Holder or underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability, or action.

13.2	Holder‘s Indemnification of Company. To the extent permitted by law, each Holder shall, if Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company’s securities covered by the Registration Statement, each person who controls the Company or underwriter within the meaning of the Securities Act, and each other Holder, each of its officers, directors, and constituent partners, and each person controlling the other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with any Registration, qualification, or compliance, and shall reimburse the Company, those Holders, directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section

13.2	shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder’s liability under this Section 13.2 shall not exceed the Holder’s proceeds (less underwriting discounts and selling commissions) from the offering of securities made in connection with that Registration.

Any indemnification pursuant to this Section 13.2 shall be several, and not joint and several, among the Holders whose Registrable Securities are included in the Registration.

13.3	Condition to Indemnity. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the Registration Statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

13.4	Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 13, notify the indemnifying party in writing, of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Shareholders in conducting the defense of the action, suit, or proceeding by reason of recognized claims for indemnity under this Section 13, then counsel for that party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of that party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 13, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 13.

13.5	Contribution. If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission. No Holder will be required to contribute any amount in excess of the net proceeds received from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

13.6	Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided however, that the provision in any such underwriting agreement pertaining to indemnification and contribution will be (i) substantially similar to those contained herein, or (ii) typical of such provisions found in underwriting agreements of companies similarly situated to the Company.

13.7	Survival of Obligations. Subject to Section 13.6, the obligations of the Company and Holders under this Section 13 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault of behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

14.	Lock-Up or Market Standoff.
Each Holder and Covenantor acknowledges that the Underwriter’s Representative (if any), in connection with a registration relating to the Company’s initial public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under Rule 145), may request the Shareholders enter into a lockup or market standoff agreement in customary form (subject to the following conditions) pursuant to which the Shareholders agree not to sell or otherwise transfer or dispose of any Shares or other securities of the Company without the prior written consent of the Underwriter’s Representative for up to 180 days following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred). The obligations of each Holder under this Section 14 shall be conditioned upon the following:
(a)	the lockup or market standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to

Registrable Securities actually sold pursuant to such Registration Statement;

(b)	such Holder is satisfied that all Covenantors, directors or officers of any Group Company, and holders of one per cent. or more of any class of securities of the Company are bound by substantially identical restrictions, and that neither the Company nor the Underwriter’s Representative will release any such Founders, directors or officers of any Group Company, and holders of one per cent. or more of any class of securities from the lock-up without first releasing the Holders; (c) the lockup or market standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the Underwriter’s Representative shall so notify each Holder and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of the Company’s securities, including any director or officer of any Group Company, or holder of one per cent. or more of any class of securities of the Company subject to such restrictions; (d) the lockup or market standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or market standoff agreement substantively identical to that executed by the transferring Holder; and (e) to the extent permitted by applicable law and regulation, the Underwriter’s Representative and the Company permit the holders of Preferred Shares to sell their Shares in an amount representing up to 20 per cent. of the Shares or other securities to be sold in such public offering.
15. No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Shares.
Notwithstanding anything else in this Agreement, if: (a) the Company obtains from the Commission (or comparable regulatory agency in lieu of Registration in a jurisdiction other than the United States) a “no-action” letter in which the Commission or such comparable regulatory agency has indicated that it will take no action if, without Registration under the Securities Act or comparable law, any Holder disposes of Registrable Securities covered by any request for Registration made under Section 7 of this Agreement in the specific manner in which the Holder proposes to dispose of Registrable Securities included in that request (such as including, without limitation, inclusion of the Registrable Securities in an underwriting initiated by either the Company or the Holders) and that the Registrable Securities may be sold to the public without Registration in accordance with an established procedure or Rule-based “safe harbor” without unreasonable legal risk or uncertainty; or (b) in the opinion of counsel retained by the Company concurred in by counsel for the Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act (or other applicable law) is required in connection with the disposition and that the Registrable Securities may be sold to the public without Registration, then the Registrable Securities included in the request shall not be eligible for Registration under this Agreement. Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 15 does not apply. The Registration rights of the Holders of Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which Registration is sought into Ordinary Shares prior to the effective date of the Registration Statement.
16.	Reports Under the Exchange Act.
With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees to:
(a)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b)	take all action, including the voluntary Registration of its Ordinary Shares under Section 12 of the Exchange Act, necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d)	furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to those reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company; and (iii) any other information as may be requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any securities without Registration or pursuant to that form; and

(e)	for a Registration in a jurisdiction other than the United States, take actions similar to those set forth in paragraphs (a), (b), (c) and (d) of this Section 16 with a view to making available to Holders the benefits of the corresponding provision or provisions of that jurisdiction’s securities laws.
17.	Transfer of Rights.
The rights hereunder may be assigned by any Investor to a transferee or assignee of any Preferred Shares or Registrable Securities, conditioned upon signing the Adherence Deed.

18.	Legend; Stop Transfer Instructions.

18.1	Legend. Each certificate representing shares or securities now or hereafter owned by any Shareholder or any transferee of such shares and securities and the members register of the Company shall be endorsed with the following legend:
“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS’ AGREEMENT BY AND BETWEEN THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”
18.2	Stop Transfer Instructions. The Parties hereto agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 18.1 to enforce the provisions of this Agreement, and the Company agrees promptly to do so. The legend shall be removed upon termination of this Agreement.

19.	Covenants.

19.1	Matters requiring Investor Consent. In addition to any other rights provided by law and the provisions of the Articles of Association or Memorandum of Association of the Company, no Group Company shall, and each Covenantor shall exercise all of their rights with respect to Ordinary Shares held by them so as to cause the Group Companies to not effect or otherwise consummate any of the following (the “Reserved Matters”) without first obtaining Investor Consent and the consent of the SIG Representative and Sequoia Representative:
(a)	Make any distribution of profits to the Shareholders by way of interim or final dividend, capitalization of reserves or otherwise.

(b)	Settle or alter the terms of any bonus or profit sharing scheme or any employee share option or share participation scheme.

(c)	Amend the accounting policies previously adopted, change the fiscal or financial year of the Company, or adopt the annual accounts or budgets of any Group Company.

(d)	Appoint or change the auditors of any Group Company.

(e)	Appoint, amend, remove or settle the terms of appointment (including compensation) of any Senior Manager (including, for the avoidance of doubt, any chief financial officer, chief operating officer or chief technology officer) of any Group Company.

(f)	Acquire any investment or incur any commitment in excess of US$100,000 (or its equivalent in other currencies) in respect of any single transaction, or in excess of US$500,000 (or its equivalent in other currencies) in aggregate at any time in a series of related transactions in any financial year of any Group Company in the ordinary course of its business, or acquire any share capital or other securities of any body corporate.

(g)	Make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any International bank having a net worth in excess of US$1,000,000 or obligations issued or guaranteed by the United States of America or other sovereign government, in each case having a maturity not in excess of two years.

(h)	Approve, or make adjustments or modifications to the terms of transactions involving the interest of any director, shareholder or Related Party of any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company.

(i)	Increase, reduce or cancel the authorized or issued share capital of any Group Company or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company or their effective interest in any Group Company, except for (A) a redemption in accordance with the Company’s Articles of Associations, (B) a repurchase or issuance of shares pursuant to an employee share option plan approved by the Investors, (C) issuances of Ordinary Shares upon conversion of Preferred Shares or other outstanding convertible securities approved by the Investors, and (D) issuances of Ordinary Shares upon exercise of outstanding options or warrants approved by the Investors.

(j)	Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in excess of US$250,000 (or its equivalent in other currencies) at any time in any financial year unless the transaction is already included in a Board-approved budget or that it is trade credit incurred in the ordinary course of business.

(k)	Make any loan or advance to any person, including any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board.

(l)	Make any loan or advance to, or own any stock or other securities of any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company.

(m)	Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) security interest, guarantee, claim, restriction, equity or encumbrances of any nature whatsoever on any of the property, undertaking, assets or rights of any Group Company, except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding US$100,000 (or its equivalent in other currencies) or in excess of US$500,000 (or its equivalent in other currencies) at any time in any financial year.

(n)	Enter into or be a party to any transaction with any director, officer or employee of the Company or any associate (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person except transactions resulting in payments to or by the Company in an amount less than US$50,000 per year, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board.

(o)	Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by any Group Company, other than licensing in the ordinary course of business.

(p)	Make any alteration or amendment to the Memorandum of Association or Articles of Association of the Company, or the constitutional documents of any other Group Company.

(q)	Increase or reduce the maximum number of Directors on the Board.

(r)	Dispose of or dilute the Company’s direct or indirect interest in any other Group Company or any of its other Subsidiaries.

(s)	Cease to conduct or carry on the business of any Group Company substantially as now conducted or change any part of its business activities.

(t)	Sell or dispose of the goodwill or assets of any Group Company other than in the ordinary course of business.

(u)	Pass any resolution for the winding up or dissolution of any Group Company or undertake any merger, reconstruction or liquidation exercise concerning any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer in respect of any Group Company.

(v)	Approve any transfer of shares or interests in any Group Company.

(w)	Enter into any abnormal or unusual contract or contract outside the ordinary course of business of the Company.

(x)	Settle, compromise or concede any litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures involving any claim in excess of US$20,000 (or its equivalent in other currencies) or any injunction, provided that the Company shall immediately notify each Investor of any actual or threatened litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures irrespective of its nature or size.

(y)	Change the principal business of the Company (including entering into a new line of business or exiting from the current line of business).

(z)	Liquidate, dissolve or wind-up the affairs of the Company, or effect any event that would result in payment of a Compulsory Payment Amount.

(aa)	Purchase or redeem or pay any dividend on any share capital in priority to the Series A Shares (other than shares repurchased from former employees or consultants in connection with the cessation of their employment or services, at the lower of fair market value or cost).
To the extent that any of the acts listed in this Article 18(a) through to (aa) is required under the Statute to be passed by a Special Resolution, then such act shall be passed when a Special Resolution is passed.

19.2	Protection of Reserved Matters. Each Covenantor jointly and severally undertakes to each Investor that it shall exercise all its rights and powers in relation to the Group Companies so as to procure that, subject to applicable law, no resolutions to approve, authorize and ratify any of the Reserved Matters shall be considered or passed or effected at any meeting of Shareholders or otherwise, without first obtaining Investor Consent.

19.3	Control of Directly Owned Subsidiaries. The Company will exercise or refrain from exercising any voting rights or other powers of Control which it may have in or over any of its directly owned subsidiaries (each a “Directly Owned Subsidiary”) so as to ensure that none of the actions set out in Section 19.1 will be taken by any such Directly Owned Subsidiary without the same prior approval as required under Section 19.1, insofar as it is not inconsistent with or contrary to the laws and regulations of the jurisdiction in which such Directly Owned Subsidiary is organized. For this purpose, references in Section 19.1 to the Company shall be construed as references to such Directly Owned Subsidiary.

19.4	Control of Indirectly Owned Subsidiaries. The Company will cause each of its Directly Owned Subsidiaries to exercise or refrain from exercising any voting rights or other powers of Control (whether direct or indirect) which it may have in or over any company which is a subsidiary of any Directly Owned Subsidiary (each an “Indirectly Owned Subsidiary”) so as to ensure that none of the actions set out in Section 19.1 will be taken by such Indirectly Owned Subsidiary without the same prior approval as required under Section 19.1, insofar as it is not inconsistent with or contrary to the laws and regulations of the jurisdiction in which such Indirectly Owned Subsidiary is organized. For this purpose, references in Section 19.1 to the Company shall be construed as references to such Indirectly Owned Subsidiary.

19.5	Obtaining a Qualified IPO or an Approved Sale. The Covenantors undertake to the Investors, jointly and severally, to use their best endeavors to cause within 36 months from the date hereof:
(a)	a Qualified IPO; or

(b)	an Approved Sale.

19.6	Investors’ Right to Participate in Underwritten Public Offering. If Shares or other securities of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) for the account of any Founder, any Shareholder or any holder of other securities of the Company, each holder of Preferred Shares shall have the right to include a pro-rata number of its Shares (based on the number of shares (on an as-if-converted basis) then held by such holder of Preferred Shares and other Shareholders selling in the offering) in the offering on terms and conditions no less favorable to the holders of Preferred Shares than to any other Person selling Shares or other securities in the offering. Each Investor shall also have the right to purchase up to five (5) per cent. of the securities offered in the public offering, subject to prior consent of the underwriters in the public offering (whether or not a Qualified IPO) is obtained.

19.7	Non-Competition.
(a)	Each Founder undertakes to each of the Investors that as long as he remains employed by a Group Company, he will not place himself in a position of conflict of duties or interest with any Group Company. Each Founder also undertakes to each of the Investors that for a period of 12 months after he ceases to be employed by a Group Company, he will not, without the prior written consent of the Investors:
(i)	in the territory of PRC, the Hong Kong SAR, the Macau SAR and Taiwan either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, carry on or be engaged, concerned or interested directly or indirectly whether as Shareholder, director, employee, partner, agent or otherwise carry on any business in direct competition with the Business;

(ii)	in the territory of PRC, the Hong Kong SAR, the Macau SAR and Taiwan either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, disclose any know-how, lists of customers or suppliers, trade secrets, technical processes or other confidential information, made known to him in his capacity as Founder;

(iii)	either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person solicit or entice away or attempt to solicit or entice away from any Group Company, the custom of any person, firm, company or organization who is or shall at any time within 12 months prior to such cessation have been a customer, client, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company;

(iv)	either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person, employ, solicit or entice away or attempt to employ, solicit or entice away from any Group Company any person who is or shall have been at the date of or within 12 months prior to such cessation an officer, manager, consultant or employee of any such Group Company whether or not such person would commit a breach of contract by reason of leaving such employment; and

(v)	neither he nor any of his Affiliates will at any time hereafter, in relation to any trade, business or company use any business or trade name or any permutation, combination, derivation or part thereof now or hereafter used by any Group Company in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as to be capable of or likely to be confused with the name of any Group Company or the product or services or any other products or services of any Group Company, and shall use all reasonable endeavors to procure that no such name shall be used by any of his Affiliates or otherwise by any Person with which he is connected.
(b)	Each and every obligation under clause (a) of this Section 19.7 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such Section and any such deletion shall not affect the enforceability of the remainder parts of such Section.

(c)	The Parties agree that having regard to all the circumstances, the restrictive covenants contained in clause (a) of this Section 19.7 are reasonable and necessary for the protection of the Group and the Shareholders, and further agree that having regard to those circumstances the said covenants and are not excessive or unduly onerous upon the Founder. However, it is recognized that restrictions of the nature in question may fail for technical reasons currently unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the Group or the Shareholders, but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.
19.8	Appointment of Certain Officers. The Investors may nominate the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, and other key management personnel and key technical personnel of the Group, and the Board or the boards of directors of other members of the Group, as the case may be, shall appoint such nominees accordingly

20.	Board Committees

20.1	Establishment of Compensation Committee and ESOP. The Board shall forthwith establish a Compensation Committee consisting of both Investor Representatives and the Chief Executive Officer of the Company, provided that the Compensation Committee be always made up of a majority of two (2) Investor Representatives The Compensation Committee shall propose the terms of the ESOP and all grants of awards thereunder to the Board, for approval and adoption by the Board and the Shareholders, shall have the power and authority to administer the ESOP and to grant options thereunder in accordance with such approval by the Board and the Shareholders, and shall have such other powers and authorities as the Board shall delegate to it.

20.2	Establishment of Audit Committee. The Board shall forthwith establish an Audit Committee consisting of both Investor Representatives and Directors of the Company, provided that the Audit Committee be always made up of a majority of two (2) Investor Representatives.

21.	Miscellaneous.

21.1	Governing Law. Sections 7 through 16 of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding those laws that direct the application of the laws of another jurisdiction. All other provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the Hong Kong Special Administrative Region, excluding those laws that direct the application of the laws of another jurisdiction.

21.2	Dispute Resolution.
(a)	Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(b)	The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be one arbitrator. The arbitrator shall be jointly appointed by the disputing parties or, failing which the Secretary-General of the Centre shall appoint the arbitrator.

(c)	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the Centre at the time of the arbitration.

(d)	The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of Hong Kong and shall not apply any other substantive law.

(e)	Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(f)	In the course of arbitration, the Parties shall continue to implement the terms of this Agreement except (as between the disputing parties) for the matters under arbitration.

(g)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(h)	Either party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
21.3	Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

21.4	Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

21.5	Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when printed confirmation sheet verifying successful transmission of the facsimile is generated by the sender’s machine, when sent by facsimile at the number set forth below (or hereafter amended by subsequent notice to the parties hereto); (c) five Business Days after deposit in the mail as certified mail, receipt requested, postage prepaid and addressed to the other party as set forth below; or (d) three Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth below, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To:	Any of the Covenantors

c/o Country Style Cooking Restaurant Chain Co., Ltd.

Room 727, Hilton Hotel
No. 139 Zhongshan Third Road
Yuzhong District
Chongqing
China

Attention: Mr. Zhang Xingqiang and Ms. Li Hong

Facsimile: +86(23) 63800606
Telephone: +86(23) 89038688 or +86(23) 89031188
Email: csc.727@163.com / csc_li@163.com

To:	SIG

101 California Street, Suite 3250
San Francisco
CA 94111, USA

Attention: Mr. Michael L. Spolan

Facsimile: +1(610) 6173896
Telephone: +1(415) 4036510
Email: michael.spolan@sig.com

To:	Sequoia

2408, Air China Plaza
36 Xiaoyun Road
Chaoyang District
Beijing 100027, China

Attention: Mr. Steven Ji

Facsimile: + 86(10) 84475669
Telephone: +86(10) 84475668
Email: sji@sequoiacap.com
Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 21.5 by giving the other parties written notice of the new address in the manner set forth above.

21.6	Amendment of Agreement. This Agreement may be amended at any time by a written instrument signed by the Company, holders of a majority of the Ordinary Shares and holders of a majority of the Preferred Shares or securities resulting from the conversion or exchange of such Preferred Shares. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

21.7	Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

21.8	Entire Agreement; Successors and Assigns. Except as specifically referenced in this Agreement, this Agreement, together with all Exhibits to this Agreement, constitute the entire contract among the Parties with respect to the subject matter of this Agreement. Any prior or contemporaneous agreement, discussion, understanding, or correspondence among the parties (including any prior representations or warranties given by the Parties)

regarding the subject matter of this Agreement is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the Parties to this Agreement.

21.9	Conflict with Charter Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Articles or Memorandum of Association or other constitutional documents, the terms of this Agreement shall prevail as among the Parties other than the Company, who hereby agree and undertake that they shall whenever necessary exercise all voting and other rights and powers available to them so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

21.10	Assignability. Subject to Section 17, the rights and obligation under this Agreement shall not be assignable by any party without the prior written consent of all the other Parties.

21.11	Termination. The provisions of this Agreement, save for Sections 1, 2, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 21 and 22 and other provisions that by their express terms survive termination, shall cease to have effect immediately upon a Qualified IPO and no parties shall have any rights or obligations under these provisions (save as excepted above) save for any obligations arising in connection prior to the Qualified IPO.

21.12	Exercise of Investor’s Rights. Any rights of any Investor under this Agreement may, without prejudice to such Investor to exercise any such rights, be exercised by any fund manager of such Investor or their respective nominees (“Fund Manager”, which in the case of SIG includes Susquehanna Asia Investment, LLP, and in the case of Sequoia includes Sequoia Capital China Management I, L.P.), unless such Investor has given notice to the other Parties that any such rights cannot be exercised by such Fund Manager.

21.13	Several Liability of Holders of Preferred Shares. Each holder of Preferred Shares shall be severally (and not jointly and severally or jointly with any other Person) liable for its own obligations under this Agreement.

22.	Confidentiality and Announcements.

22.1	Disclosure of Terms. Except with the prior written approval of the Investors, no Party other than the Investors may make any announcement concerning or otherwise disclose or divulge any information concerning any Investor’s involvement with or interest in any Group Company including (without limitation) the subject matter and the terms and conditions set forth in the Transaction Documents, and negotiations relating thereto, which shall be confidential information (collectively, “Confidential Information”).

22.2	Confidentiality Period. Each Party (other than the Investors) shall at all times after the date of this Agreement keep confidential, and not directly or indirectly reveal, disclose or use for any purpose, any Confidential Information, howsoever received or obtained.

22.3	Permitted Disclosures. The prohibitions set out in Sections 22.1 and 22.2 do not apply to:
(a)	information which was in the public domain or otherwise known to a Party (the “Disclosing Party”) before it was provided to the Disclosing Party by another Party, or entered the public domain otherwise than as a result of (a) a breach by the Disclosing Party of this Section 22, or (b) a breach of a confidentiality obligation by the another person, where such breach was known to the Disclosing Party;

(b)	disclosure of Confidential Information which is legally compelled by any law, the order of any court, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority that is applicable to the Disclosing Party, and provided that the Disclosing Party shall promptly provide the other Parties with written notice of that fact, in accordance with Section 21.5, so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information to the extent requested by the other Parties hereto;

(c)	information disclosed by any Investor (or its fund manager) for the purposes of fund reporting or inter-fund reporting or to its fund manager, other funds managed by its fund manager and their respective affiliates, advisers, consultants, auditors, directors, officers, employees, stockholders, investors or insurers;

(d)	information disclosed by any Investor to a bona fide potential purchaser of or investor in any class of shares in the capital stock of the Company; or

(e)	information disclosed by any Investor Representative to the Investor that appointed him, or its Affiliates.
22.4	Covenantors’ Obligations. The Covenantors shall cause the observance of this Section 22 by each Group Company, shall allow access to Confidential Information only to directors, officers and employees of the Group Companies whose duties require them to possess such Confidential Information, and shall take all reasonable steps to minimize the risk of disclosure of Confidential Information.

22.5	Other Information. The provisions of this Section 22 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby.

[Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

GROUP COMPANIES

COUNTRY STYLE COOKING RESTAURANT CHAIN CO., LTD.

By:	/s/ Zhang Xingqiang
Name:	Zhang Xingqiang
Title:	Authorized Signatory

GROWING RICH LIMITED

By:	/s/ Zhang Xingqiang

Name:	Zhang Xingqiang
Title:	Authorized Signatory

CHONGQING GROWING RICH COUNTRY STYLE COOKING MANAGEMENT CO., LTD.

By:	/s/ Zhang Xingqiang

Name:	Zhang Xingqiang
Title:	Authorized Signatory

CHONGQING COUNTRY STYLE COOKING RESTAURANTS CHAIN CO., LTD.

By:	/s/ Zhang Xingqiang

Name:	Zhang Xingqiang
Title:	Authorized Signatory
[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

FOUNDERS

/s/ Li Hong	/s/ Zhang Xingqiang

LI Hong	ZHANG Xingqiang
[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

INVESTORS – SIG
SIG CHINA INVESTMENTS ONE, LTD.

By:	/s/ Michael L. Spolan
Name:	Michael L. Spolan
Title:	Vice President Subquehanna Asia Investment LLLP, authorized agent for SIG China Investments One, Ltd.
[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

INVESTORS – SEQUOIA
SEQUOIA CAPITAL CHINA II, LP

A Cayman Islands exempted limited partnership

By:	Sequoia Capital China Management II, LP

A Cayman Islands exempted limited partnership Its General Partner

By:	SC China Holding Limited

A Cayman Islands limited liability company Its General Partner

/s/ Jimmy Wong

Name:	Jimmy Wong
Title:	Authorized Signatory
[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

EXHIBIT A
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (“Agreement”) is entered into as of the [...] day of [...] by and among Country Style Cooking Restaurant Chain Co., Ltd., a business company incorporated under the laws of the Cayman Islands (the “Company”),                                                                   and                                           (together, the “Indemnitee”).
RECITALS
A. The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.
B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.
C. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection.
D. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law.
E. In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.
     NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:
1.	Indemnification.
(a)	Indemnification of Expenses. The Company shall indemnify to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or are threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believe might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (hereinafter an “Indemnifiable Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than twenty days after written demand by Indemnitee therefor is presented to the Company.
(b)	Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(c) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(c) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

(c)	Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Company’s Memorandum and Articles of Association as now or hereafter in effect, Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)	Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section (1)(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.
2.	Expenses; Indemnification Procedure.

(a)	Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than twenty days after written demand by Indemnitee therefor to the Company.

(b)	Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)	No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d)	Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(e)	Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee without the consent of the Indemnitee.

3.	Additional Indemnification Rights; Non-exclusivity.

(a)	Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Memorandum and Articles of Association. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Cayman Islands corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Cayman Islands corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.

(b)	Non-exclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Memorandum of Association, its Articles of Association, any agreement, any vote of stockholders or disinterested directors, the laws of the Hong Kong Special Administrative Region, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.
4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Memorandum and Articles of Association or otherwise) of the amounts otherwise indemnifiable hereunder.
5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.
6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that if the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may be required to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7. Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee.
8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
(a)	Excluded Action or Omissions. To indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law;

(b)	Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Memorandum and Articles of Association now or hereafter in effect relating to Claims for Indemnifiable Events, or (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim;

(c)	Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d)	Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute if the Company is subject to the informational requirements of the Exchange Act.
9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.	Construction of Certain Phrases.
(a)	For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)	For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c)	For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50 per cent. of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80 per cent. of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(d)	For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(c) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(e)	For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee are seeking indemnification, or Independent Legal Counsel.

(f)	For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.
11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company or of any other enterprise at the Company’s request.
13. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.
14. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.
15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the Hong Kong Special Administrative Region for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement may be commenced, prosecuted and continued in the courts of the Hong Kong Special Administrative Region which shall be a proper forum for adjudicating such a claim.
16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
17. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the Hong Kong Special Administrative Region.
18. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.
21. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COUNTRY STYLE COOKING RESTAURANT CHAIN CO., LTD.

By:
Name:

Title:

AGREED TO AND ACCEPTED BY

THE INDEMNITEE:

Name:

Address:

Name:

Address:

EXHIBIT B
ADHERENCE DEED
THIS ADHERENCE DEED is made the      day of
by [...], a company incorporated in [...] with registered number [...] whose registered office is at [...] (“New Shareholder”)
RECITALS
A. On [...], 2007, the shareholders of COUNTRY STYLE COOKING RESTAURANT CHAIN CO., LTD. (the “Company”) entered into a shareholders’ agreement (the “Shareholders’ Agreement”), to which the substantial form of this Adherence Deed forms EXHIBIT B.
B. The New Shareholder is the intended transferee of [...] [Ordinary Shares]/[Series A Shares] of par value [...] each (“Transferred Shares”) in the capital of the Company from [...] (“Transferor”) and in accordance with Section [5.8]/[17] of the Shareholders’ Agreement is executing this Deed.
THIS DEED WITNESSES as follows:
1. Interpretation. Capitalized terms not otherwise defined in this Deed shall have the meanings given to then in the Shareholders’ Agreement.
2. Covenant; Enforceability. The New Shareholder hereby ratifies and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Shareholders’ Agreement, as if the New Shareholder had been an original party to the Shareholders’ Agreement in the same capacity as the Transferor; provided, however, that the New Shareholder shall not have the benefit of any rights of the Transferor under the Shareholders’ Agreement which are expressed to be non-transferable by the terms thereof. The existing Shareholders shall be entitled to enforce the Shareholders’ Agreement against the New Shareholder.
3. Governing Law. This Adherence Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong law.
IN WITNESS WHEREOF this Adherence Deed has been executed as a deed by the New Shareholder on the date set forth above.

[NEW SHAREHOLDER]	)
in the presence of:	)